UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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1-800 CONTACTS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1-800 CONTACTS, INC.

66 E. Wadsworth Park Drive
Draper, Utah 84020
Telephone: (801) 316-5000

Dear Stockholder:	April 14, 2006

You are cordially invited to attend our 2006 Annual Meeting of Stockholders, which will be held on Friday, May 19, 2006, at 10:00 a.m. (Mountain time) at our executive offices, 66 E. Wadsworth Park Drive, Draper, Utah, 84020. With this letter, we have enclosed a copy of our 2005 Annual Report for the fiscal year ended December 31, 2005, notice of annual meeting of stockholders, proxy statement and proxy card. These materials provide further information concerning the annual meeting. If you would like another copy of the 2005 Annual Report, please contact Robert G. Hunter, Chief Financial Officer, and you will be sent one.

At this year’s annual meeting, the agenda includes the election of certain directors and a proposal to ratify the appointment of our independent registered public accounting firm. The Board of Directors recommends that you vote FOR election of the slate of nominees for directors and FOR ratification of appointment of the independent registered public accounting firm. We will also report on current business conditions and our recent developments. Members of the Board of Directors and our executive officers will be present to discuss the affairs of 1-800 CONTACTS and to answer any questions you may have.

It is important that your shares be represented and voted at the annual meeting, regardless of the size of your holdings. Accordingly, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope to ensure your shares will be represented. If you do attend the annual meeting, you may, of course, withdraw your proxy should you wish to vote in person.

We look forward to seeing you at the annual meeting.

Sincerely,

Jonathan C. Coon
Chief Executive Officer

1-800 CONTACTS, INC.

66 E. Wadsworth Park Drive
Draper, Utah 84020
Telephone: (801) 316-5000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 19, 2006
10:00 a.m. Mountain Time

The 2006 Annual Meeting of Stockholders of 1-800 CONTACTS, INC. will be held on Friday, May 19, 2006, at 10:00 a.m. (Mountain time), at our executive offices, 66 E. Wadsworth Park Drive, Draper, Utah, 84020. The annual meeting is being held for the following purposes:

1.                To elect two Class II Directors to serve until the annual meeting of stockholders in 2009 and until their successors are duly elected and qualified or until their earlier removal or resignation (the Board of Directors recommends a vote FOR the nominees named in the attached proxy statement proposal);

2.                To ratify the appointment of KPMG LLP as the independent registered public accounting firm of 1-800 CONTACTS, INC. for the fiscal year ending December 30, 2006 (the Board of Directors recommends a vote FOR this proposal); and

3.                To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

These items are fully discussed in the following pages, which are made part of this notice. Only stockholders of record at the close of business on April 7, 2006 will be entitled to vote at the annual meeting.

Enclosed with this Notice of Annual Meeting of Stockholders is a proxy statement, related proxy card with a return envelope and our 2005 Annual Report for our fiscal year ended December 31, 2005. The 2005 Annual Report contains financial and other information that is not incorporated into the proxy statement and is not deemed to be a part of the proxy soliciting material.

By Order of the Board of Directors

R. Joe Zeidner
Secretary
April 14, 2006

EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

1-800 CONTACTS, INC.

66 E. Wadsworth Park Drive
Draper, Utah 84020
Telephone: (801) 316-5000

QUESTIONS AND ANSWERS ABOUT VOTING

Q:             Why did you send me this proxy statement?

A:              This proxy statement is being sent to you because 1-800 CONTACTS’ Board of Directors is soliciting your proxy to vote at the 2006 Annual Meeting of Stockholders. This proxy statement summarizes the information you need to know to vote on an informed basis on the matters to be voted on at the annual meeting. Stockholders of record as of the close of business on April 7, 2006 are entitled to vote. This proxy statement and related proxy card are first being sent on or about April 14, 2006 to those persons who are entitled to vote at the annual meeting.

Q:             How many votes do I have?

A:              Each share of 1-800 CONTACTS’ common stock that you own entitles you to one vote.

Q:             How do I vote?

A:   You can vote on matters presented at the annual meeting in two ways:

1.                 You can vote by filling out, signing and dating your proxy card and returning it in the enclosed envelope,

                           OR

2.                 You can attend the annual meeting and vote in person.

Q:             How do I vote by proxy?

A:              If you properly fill out your proxy card and send it to us in time to vote, your shares will be voted as you have directed. If you do not specify a choice on your proxy card, the individuals named on the proxy card will vote your shares in accordance with the recommendations of 1-800 CONTACTS’ Board of Directors.

Whether or not you plan to attend the annual meeting, we urge you to complete, sign, date and return your proxy card in the enclosed envelope. Returning the proxy card will not affect your right to attend the annual meeting and vote in person.

Q:             How do I vote in person?

A:              If you attend the annual meeting, we will give you a ballot when you arrive.

Q:             If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:              Your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

Q:             Can I change my vote or revoke my proxy after I have mailed my proxy card?

A:              You can change your vote at any time before your proxy is voted at the annual meeting. You can do this in one of three ways. First, you can send a written notice to the Corporate Secretary of 1-800 CONTACTS at our headquarters stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy card. Third, you can attend the annual meeting and vote in person. Simply attending a meeting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow the directions you received from your broker to change your vote.

Q:             Will there be any matters voted upon at the annual meeting other than those specified in the Notice of Annual Meeting?

A:              1-800 CONTACTS’ management does not know of any matters other than those discussed in this proxy statement that will be presented at the annual meeting. If other matters are properly brought before the meeting and 1-800 CONTACTS does not have notice of these matters a reasonable time prior to the annual meeting, all proxies will be voted in accordance with the recommendations of 1-800 CONTACTS’ management.

Q:             What is the voting requirement to approve each of the proposals?

A:              Directors will be elected by a plurality of the votes cast at the annual meeting, which means that the two nominees receiving the highest number of votes will be elected. The affirmative vote of a majority of the total number of shares present and entitled to vote at the annual meeting will be necessary to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2006 fiscal year.

Q:             How are votes counted?

A:              Stockholders of record of 1-800 CONTACTS’ common stock as of the close of business on April 7, 2006 are entitled to vote at the annual meeting. As of April 7, 2006, there were 14,009,209 shares of common stock outstanding. The presence in person or by proxy of a majority of the outstanding shares of common stock will constitute a quorum for the transaction of business. Each share of common stock is entitled to one vote on each matter to come before the annual meeting.

In the election of directors, you can withhold your vote for any nominee. Withheld votes will be excluded entirely from the vote and will have no effect on the outcome. On the other proposals, you can vote to “abstain.” If you vote to “abstain,” your shares will be counted as present at the annual meeting for purposes of that proposal and your vote will have the effect of a vote against the proposal.

Under Delaware law, broker “non-votes” are also counted for purposes of determining whether a quorum is present, but are not counted in determining whether a matter requiring a majority of the shares present and entitled to vote has been approved or whether a plurality of the vote of the shares present and entitled to vote has been cast.

Q:             How are proxies being solicited and who pays for the solicitation of proxies?

A:              Initially, 1-800 CONTACTS will solicit proxies by mail. 1-800 CONTACTS’ directors, officers and employees may also solicit proxies in person or by telephone without additional compensation. 1-800 CONTACTS will pay all expenses of solicitation of proxies.

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of 1-800 CONTACTS, INC., a Delaware corporation (“1-800 CONTACTS” or the “Company”), of proxies for use in voting at the Annual Meeting of Stockholders scheduled to be held on May 19, 2006 and at any postponement or adjournment thereof. This Proxy Statement and the related proxy card are being mailed to holders of the common stock of 1-800 CONTACTS, commencing on or about April 14, 2006. References in this Proxy Statement to “we,” “our” or “us” refer to 1-800 CONTACTS, unless otherwise noted.

Voting and Revocability of Proxies

When proxies are properly dated, executed and returned, the shares they represent will be voted as directed by the stockholder on all matters properly coming before the annual meeting.

Where specific choices are not indicated on a valid proxy, the shares represented by such proxies received will be voted

1.                FOR the nominees for directors named in this Proxy Statement and

2.                FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm,

in accordance with the best judgment of the persons named in the enclosed proxy, or their substitutes.

In addition, if other matters come before the annual meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

Returning your completed proxy will not prevent you from voting in person at the annual meeting should you be present and desire to do so. In addition, the proxy may be revoked at any time prior to its exercise either by giving written notice to the Secretary of the Company prior to the annual meeting or by submission of a later-dated proxy.

At the annual meeting, inspectors of election shall determine the presence of a quorum and shall tabulate the results of the stockholders’ voting. The presence of a quorum is required to transact the business proposed to be transacted at the annual meeting. The presence in person or by proxy of holders of a majority of the outstanding shares of common stock entitled to vote will constitute the necessary quorum for any business to be transacted at the annual meeting. In accordance with the General Corporation Law of the State of Delaware (the “DGCL”), properly executed proxies marked “abstain” as well as proxies held in street name by brokers that are not voted on all proposals to come before the annual meeting (“broker non-votes”), will be considered “present” for the purposes of determining whether a quorum has been achieved at the annual meeting.

The two nominees for director receiving the greatest number of votes cast at the annual meeting in person or by proxy shall be elected. Consequently, any shares of common stock present in person or by proxy at the annual meeting but not voted for any reason have no impact in the election of directors, except to the extent that the failure to vote for an individual may result in another individual receiving a larger number of votes. All other matters to be considered at the annual meeting require the favorable vote of a majority of the shares entitled to vote at the meeting either in person or by proxy. Stockholders have no right to cumulative voting as to any matter, including the election of directors. If any proposal at the annual meeting must receive a specific percentage of favorable votes for approval, abstentions in respect of such proposal are treated as present and entitled to vote under the DGCL and therefore have the effect of a vote against such proposal. Broker non-votes in respect to any proposal are not counted for purposes of determining whether such proposal has received the requisite approval under the DGCL.

Record Date and Share Ownership

Only stockholders of record of the common stock on the books of the Company at the close of business on April 7, 2006 will be entitled to vote at the annual meeting. On that date, we had 14,009,209 shares of common stock outstanding. A list of our stockholders will be open to the examination of any stockholders, for any purpose germane to the meeting, at our headquarters for a period of ten (10) days prior to the meeting. Each share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

The Board is currently comprised of seven directors, five of whom are “independent”, as defined in Rule 4200(a)(15) of the National Association of Securities Dealers, Inc. (NASD) listing standards. The Board is currently  divided into three classes and the term of each class expires in a different year. At the annual meeting, two directors are to be elected as members of Class II to serve until the annual meeting in 2009 and until their successors are elected and qualified or until their earlier removal or resignation. The Board has nominated two nominees set forth below, both of whom have agreed to serve as a director if elected and both of whom have been nominated by the Governance and Nominating Committee. Each nominee currently serves as a director of 1-800 CONTACTS. In the event any nominee is unable or unwilling to serve as a director at the time of the annual meeting (which events are not anticipated), the persons named on the enclosed proxy card may substitute another person as a nominee or may add or reduce the number of nominees to such extent as they shall deem advisable.

Subject to rights of holders of any series of preferred stock to fill newly created directorships or vacancies, any newly created directorships resulting from an increase in the authorized number of directors or any vacancies on the Board resulting from death, resignation, disqualification or removal for cause shall be filled by a vote of majority of the total number of directors then in office, in accordance with the Governance and Nominating Committee Charter.

Jason S. Subotky and Stephen A. Yacktman resigned from the Board effective August 2, 2005. The Governance and Nominating Committee nominated Stephen L. Key to fill the vacancy created by Mr. Subotky’s and Yacktman’s resignations, and the Board, by resolution on July 28, 2005, unanimously approved the appointment of Mr. Key to the Board.

Information regarding our director nominees and our directors not subject to reelection at the annual meeting is set forth below:

Name	Age	Position
Jonathan C. Coon	35	Chief Executive Officer and Director (Chairman)
Thomas H. Boggs, Jr.(3)	64	Director
Stephen L. Key(1)(2)	62	Director
E. Dean Butler(1)(2)(3)	61	Director
Bradley T. Knight(1)(2)	46	Director
John F. Nichols	44	Vice President, Trade Relations and Director
Garth T. Vincent(3)	43	Director

(1)          Member of the Compensation Committee

(2)          Member of the Audit Committee

(3)          Member of the Governance and Nominating Committee

There are no family relationships between or among any of our directors or executive officers. Stock ownership information is shown under the heading “Security Ownership of Certain Beneficial Owners and Management” and is based upon information furnished by the respective individuals.

Class II Directors—Director Nominees

E. Dean Butler   has served as a director of 1-800 CONTACTS since January 1998 and serves as the chair of the Board’s Compensation Committee. Mr. Butler is an owner of and director of Vision Express Holdings Pte. Ltd., an operator of optical stores in the Philippines, Guam, Singapore, Brunei and Australia. In 1988, Mr. Butler founded Vision Express in Europe, which merged with the French retail group, GPS, to form Grand Vision in late 1997. In 1983, Mr. Butler founded LensCrafters and served as its Chief Executive Officer until 1988. Prior to 1983, Mr. Butler was employed by Procter & Gamble in various marketing positions since 1969.

Stephen L. Key   has served as a director of 1-800 CONTACTS since July 2005 and serves as the chair of the Board’s Audit Committee. Mr. Key also currently serves as a director of Greenhill & Co., Inc., where he is the chair of the Audit Committee and a member of both the Compensation Committee and the Nominating and Governance Committee. From 2001 to March 2004, Mr. Key was a member of the Board of Directors of Aurora Foods, Inc., during which time he served as the chairman of the Board’s Audit and Compliance Committee and served on the Board’s Independent Committee. From 1995 to 2001, Mr. Key was the Executive Vice President and Chief Financial Officer of Textron Inc., and from 1992 to 1995, Mr. Key was the Executive Vice President and Chief Financial Officer of ConAgra, Inc. From 1968 to 1992, Mr. Key worked at Ernst & Young, serving in various capacities, including as the Managing Partner of Ernst & Young’s New York Office from 1988 to 1992. Mr. Key is a Certified Public Accountant in the State of New York.

The terms of Messrs. Butler and Key expire at the 2006 Annual Meeting.

Class III Directors

Jonathan C. Coon   is a co-founder of 1-800 CONTACTS and currently serves as Chief Executive Officer and a director. Mr. Coon received his Bachelor’s Degree from Brigham Young University in 1994. Mr. Coon has more than ten years of experience in the contact lens distribution industry.

Bradley T. Knight   has served as a director of 1-800 CONTACTS since August 2000. Mr. Knight retired from Flextronics International Ltd. in April 2002. From January 1994 to April 2002 Mr. Knight served as the General Manager and Vice President of Operations of Flextronics International Ltd., responsible for developing and managing a manufacturing facility in Mexico. Prior to this, Mr. Knight spent approximately two years as a General Manager for Flextronics in various locations, including Texas and Malaysia, and served as a Director of Manufacturing for Metcal, Inc.

The terms of Messrs. Coon and Knight expire at the 2007 Annual Meeting.

Class I Directors

Thomas H. Boggs, Jr.   has served as a director of 1-800 CONTACTS since December 2002. Mr. Boggs has been a member of the law firm of Patton Boggs since 1966. Mr. Boggs’ legal practice extends into healthcare, insurance, tax issues and international trade.

John F. Nichols   is a co-founder of 1-800 CONTACTS and currently serves as Vice President, Trade Relations and a director. Prior to his current position, Mr. Nichols served as Vice President, Sales until March 2003. Mr. Nichols served as Vice President, Operations until November 1999. Mr. Nichols is a certified optician in the State of California and was the owner of the Discount Lens Club from 1991 until

February 1995. Mr. Nichols worked with Bausch & Lomb as a Senior Sales Representative from 1989 to 1991.

Garth T. Vincent   has served as a director of 1-800 CONTACTS since July 2003. Mr. Vincent  is a partner in the law firm of Munger, Tolles & Olson LLP where he began working in 1990. Mr. Vincent’s legal practice consists principally of complex business litigation.

The terms of Messrs. Boggs, Nichols and Vincent expire at the 2008 Annual Meeting.

Director Compensation

We pay each non-employee director an annual retainer of $20,000 plus $1,500 for each in-person board or committee meeting attended and $500 for each board or committee conference call. The chair of the Audit Committee receives an additional $20,000 annual retainer, and the chairs of the Compensation Committee and the Governance and Nominating Committee each receive an additional $10,000 annual retainer. We also compensate our non-employee directors through grants of restricted stock and reimburse all directors for reasonable expenses incurred in attending Board and committee meetings. In fiscal 2005, we did not grant to any director any shares of restricted stock or any options to purchase common stock.

About the Board and its Committees

Meetings of the Board and its Committees.   The Board held four meetings during fiscal 2005. The Board currently has three standing committees: the Audit Committee, the Compensation Committee and the Governance and Nominating Committee. Each director is expected to attend each meeting of the Board and those committees on which he serves. In addition to meetings, the Board and its committees review and act upon matters through written consent procedures. Each of the directors attended 75% or more of the total number of meetings of the Board and those committees on which he served during the last fiscal year. The Board encourages its directors to attend the annual meeting of stockholders. Two directors attended our 2005 annual meeting of stockholders.

The Audit Committee.   The Audit Committee makes recommendations to the Board regarding the selection of the independent registered public accounting firm and reviews the independence of such registered public accounting firm, pre-approves the scope of the annual audit and other activities of the independent registered public accounting firm and reviews such audit results. KPMG LLP presently serves as the independent registered public accounting firm of 1-800 CONTACTS. The Board adopted and approved an amended and restated charter for the Audit Committee on January 11, 2006, a copy of which is attached to this proxy statement as Appendix A and is available on our website, www.1800contacts.com. The Audit Committee is currently comprised of Messrs. Key (Chairman), Butler and Knight. The Board has determined that Mr. Key is an “audit committee financial expert” as defined in Item 401(k) of Regulation S-K. All of the members of the Audit Committee are independent directors, as defined in Rule 4200(a)(15) of the NASD listing standards. The Audit Committee met on six occasions in fiscal 2005.

The Compensation Committee.   The Compensation Committee makes recommendations to the Board relating to the compensation arrangements of all of our executive officers and any awards to be made under our stock incentive plan. The Board adopted and approved an amended charter for the Compensation Committee on March 3, 2006, a copy of which is attached to this proxy statement as Appendix B and is available on our website, www.1800contacts.com. The Compensation Committee is currently comprised of Messrs. Butler (Chairman),  Knight and Key. All of the members of the Compensation Committee are independent directors, as defined in Rule 4200(a)(15) of the NASD listing standards. The Compensation Committee met on six occasions in fiscal 2005.

The Governance and Nominating Committee.   The Governance and Nominating Committee makes recommendations to the Board of candidates for election to the Board, evaluates the overall effectiveness of the Board, reviews and considers developments in corporate governance and makes recommendations to the Board regarding various corporate governance principles and procedures. The Governance and Nominating Committee also considers nominees proposed by the stockholders and evaluates such nominees in the same manner as other candidates. The Governance and Nominating Committee seeks highly qualified candidates from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. Nominees should have experience in positions with a high degree of responsibilities and be leaders in the companies or institutions with which they are affiliated. Board members are ultimately selected based upon contributions they can make to the Board and management and their ability to represent our stockholders. To recommend a prospective nominee to the Governance and Nominating Committee, stockholders should submit the candidate’s name and qualifications to the Secretary of the Company at our principal executive offices. The Board adopted and approved an amended Governance and Nominating Committee Charter on March 3, 2006, a copy of which is attached to this proxy statement as Appendix C and is available on our website, www.1800contacts.com. The Governance and Nominating Committee is currently comprised of Messrs. Vincent (Chairman), Boggs and Butler. All of the members of the Governance and Nominating Committee are independent directors, as defined in Rule 4200(a)(15) of the NASD listing standards. The Governance and Nominating Committee met on two occasions in fiscal 2005.

Company Code of Ethics.   The Board has adopted a Code of Ethics that applies to our directors, officers and employees. The Code of Ethics will be made available, without charge, upon written request made to the Secretary of the Company at our principal executive offices. We have filed a copy of the Code of Ethics with the SEC as an exhibit to our 2003 Annual Report, and the Code of Ethics is available on our website, www.1800contacts.com.

Recommendation of the Board

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE.

PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed KPMG LLP as independent registered public accounting firm to audit our financial statements for the fiscal year ending December 30, 2006.

Stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm is not required by our by-laws or other applicable legal requirement. However, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. It is expected that a representative of KPMG LLP will be present at the annual meeting, with the opportunity to make a statement if he so desires, and will be available to answer appropriate questions.

Approval of the proposal to ratify the appointment of KPMG LLP requires the affirmative vote of a majority of the shares present and entitled to vote at the annual meeting.

Principal Accountant Fees and Services

For fiscal years 2004 and 2005, the following fees were billed to us for the indicated services:

	2004	2005
Audit Fees	$969,000	$1,119,000
Audit-Related Fees	147,000	24,000
Tax Fees	63,000	66,000
All Other Fees	—	—
Total Principal Accountant Fees	$1,179,000	$1,209,000

Audit Fees.   Consist of fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements.

Audit-Related Fees.   Consist of fees billed for services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include employee benefit plan audits and due diligence in connection with acquisitions, attest services that are not required by statute or regulation and accounting consultations on proposed transactions.

Tax Fees.   Consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, customs and duties, mergers and acquisitions and international tax planning.

All Other Fees.   Consist of fees for products and services other than the services reported above.

Policy on Audit Committee Pre-Approval and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all services provided by the independent registered public accounting firm. Preapproval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee pre-approved fiscal 2005 and fiscal 2004 services. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Recommendation of the Board

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 30, 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except as otherwise noted, the following table sets forth certain information with respect to the beneficial ownership of the common stock as of April 7, 2006 by (1) each of the executive officers named in the Summary Compensation Table; (2) each of our directors and director nominees; (3) all directors and executive officers as a group; and (4) each person or entity known to us to be the beneficial owner of more than five percent of the outstanding shares of common stock. All information with respect to beneficial ownership has been furnished to us by the respective director, director nominee, executive officer or five percent beneficial owner, as the case may be. Unless otherwise indicated, each person or entity named below has sole voting and investment power with respect to the number of shares set forth opposite his or its name.

Beneficial ownership of the common stock listed in the table has been determined in accordance with the applicable rules and regulations promulgated under the Exchange Act.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Executive Officers and Directors:
Jonathan C. Coon(1)(2)	3,033,215	21.7%
Brian W. Bethers(3)	153,131	1.1%
Kevin K. McCallum(4)	161,122	1.2%
R. Joe Zeidner(5)	117,917	*
Graham D. Mullis(6)	100,000	*
John F. Nichols(1)(7)	998,873	7.1%
Thomas H. Boggs, Jr.(8)	25,475	*
E. Dean Butler(9)	117,658	*
Stephen L. Key(10)	12,500	*
Bradley T. Knight(11)	41,007	*
Garth T. Vincent(12)	20,475	*
All Directors and executive officers as a Group (11 persons)	4,781,373	34.1%
5% Stockholders:
Donald A. Yacktman(13)	1,105,000	7.9%
Perry Corp.(14)	1,545,000	11%
Artisan Partners Limited Partnership(15)	1,288,200	9.2%
Mario Cibelli(16)	1,191,652	8.5%
Frank LaGrange Johnson(17)	1,199,545	8.6%

*                    Represents less than one percent.

(1)          The address of such person is the executive offices of 1-800 CONTACTS.

(2)          Includes (i) direct beneficial ownership of 2,698,483 shares, (ii) indirect beneficial ownership of 97,474 shares held by Mr. Coon as custodian under the Uniform Gift to Minors Act, or UGMA, for and on behalf of Hannah K. Coon, (iii) indirect beneficial ownership of 97,474 shares held by Mr. Coon as custodian under UGMA for and on behalf of Abigail I. Coon, (iv) indirect beneficial ownership of 97,725 shares held by Mr. Coon as custodian under UGMA for and on behalf of Samuel Coon, (v) indirect beneficial ownership of an aggregate of 14,134 shares of common stock held by Mr. Coon’s minor children and (vi) 27,925 shares that can be acquired through currently exercisable options.

(3)          Includes (i) direct beneficial ownership of 40,000 unvested shares of common stock that will vest 20% per year beginning November 30, 2006, (ii) direct beneficial ownership of 60,000 unvested shares of common stock that will vest upon achievement by the Company of certain operational milestones, (iii) direct beneficial ownership of 5,000 shares of common stock, (iv) direct beneficial ownership of 43,131 shares that can be acquired through the exercise of currently exercisable options and (v) indirect beneficial ownership of an aggregate of 5,000 shares of common stock held in trust for Mr. Bethers’ children. Mr. Bethers disclaims any beneficial ownership of the shares of common stock held in trust for his children.

(4)          Includes direct beneficial ownership of (i) 25,000 unvested shares of common stock that will vest 20% per year beginning November 30, 2006, (ii) 37,500 unvested shares of common stock that will vest upon achievement by the Company of certain operational milestones and (iii) 98,622 shares that can be acquired through the exercise of currently exercisable options.

(5)          Includes direct beneficial ownership of (i) 25,000 unvested shares of common stock that will vest 20% per year beginning November 30, 2006, (ii) 37,500 unvested shares of common stock that will vest upon achievement by the Company of certain operational milestones, (iii) 754 shares of common stock, (iv) 6,041 shares of unvested common stock that will vest in equal annual installments over the next eight years and (v) 48,622 shares that can be acquired through currently exercisable options.

(6)          Includes direct beneficial ownership of (i) 30,000 unvested shares of common stock that will vest 20% per year beginning November 30, 2006, (ii) 45,000 unvested shares of common stock that will vest upon achievement by the Company of certain operational milestones and (iii) 25,000 shares that can be acquired through the exercise of currently exercisable options.

(7)          Includes (i) direct beneficial ownership of 968,717 shares, (ii) indirect beneficial ownership of 2,231 shares held by Mr. Nichols as custodian under the Uniform UGMA for and on behalf of Micah Matthew Howard, and (iii) 27,925 shares that can be acquired through currently exercisable options.

(8)          Includes direct beneficial ownership of (i) 10,000 unvested shares of common stock that will vest in three equal annual installments beginning March 27, 2007, and (ii) 15,475 shares that can be acquired through currently exercisable options.

(9)          Includes direct beneficial ownership of (i) 10,000 unvested shares of common stock that will vest in three equal annual installments beginning March 27, 2007, and (ii) 107,658 shares that can be acquired through currently exercisable options.

(10)   Includes direct beneficial ownership of (i) 10,000 unvested shares of common stock that will vest in three equal annual installments beginning March 27, 2007, and (ii) 2,500 unvested shares of common stock that will fully vest on July 28, 2006.

(11)   Includes (i) direct beneficial ownership of 10,000 unvested shares of common stock that will vest in three equal annual installments beginning March 27, 2007, (ii) direct beneficial ownership of 1,150 shares, (iii) direct beneficial ownership of 28,357 shares that can be acquired through currently exercisable options and (iv) indirect beneficial ownership 1,500 shares held by Mr. Knight’s wife.

(12)   Includes direct beneficial ownership of (i) 10,000 unvested shares of common stock that will vest in three equal annual installments beginning March 27, 2007, and (ii) 10,475 shares that can be acquired through currently exercisable options.

(13)   Pursuant to a Schedule 13D/A filed with the SEC on February 12, 2004, Mr. Yacktman reported the sole power to vote or to direct the vote of 330,000 shares, and the sole power to dispose or to direct the disposition of 305,000 shares. In addition, Mr. Yacktman, in his capacity as trustee of the Aronold Trust, reported the sole power to vote or to direct the vote of 10,000 shares, and the sole power to dispose or to direct the disposition of 10,000 shares. By virtue of his relationship with Carolyn Z. Yacktman (his spouse), Mr. Yacktman reported that he may be deemed to share voting and dispositive power with respect to the 780,000 shares held by the Yacktman Family Trust (the “Yacktman Trust”) and the 10,000 shares held by her as custodian of her dependent son. Carolyn Z. Yacktman serves as a trustee of the Yacktman Trust. Mr. Yacktman disclaims beneficial ownership of any of the shares of common stock beneficially owned by Mrs. Yacktman. The address for Mr. Yacktman is c/o Yacktman Asset Management Co., 1110 Lake Cook Road, Suite 385 Buffalo Grove, Illinois 60089, and the address for the Trust is c/o Citicorp Trust South Dakota, 701 East 60th Street North, Sioux Falls, South Dakota 57117.

(14)   Pursuant to a Schedule 13G/A filed with the SEC on February 9, 2005, Perry Corp. reported the sole power to vote and to dispose or direct the disposition of 1,545,000 shares. The address for Perry Corp. is 599 Lexington Avenue, New York, New York 10022.

(15)   Pursuant to a Schedule 13G/A filed with the SEC on January 27, 2006, Artisan Partners Limited Partnership, Artisan Investment Corporation, its general partner, and Andrew A. Ziegler and Carlene Murphy Ziegler, the principal stockholders of Artisan Investment Corporation, (collectively, “Artisan Partners”) reported that Artisan Partners may be deemed to beneficially own 1,288,200 shares acquired on behalf of its clients. The address for Artisan Partners is 875 East Wisconsin Avenue, Suite 800, Milwaukee, Wisconsin, 53202.

(16)   Pursuant to a Schedule 13D/A filed with the SEC on July 27, 2005, Mario Cibelli reported that he may be deemed to beneficially own 1,191,652 shares, and Marathon Partners, LP (“MP”) and its general partner, Cibelli Capital Management, LLC (“CCM”), each reported that it may be deemed to beneficially own 1,065,691 shares. According to the Schedule 13D/A, Mr. Cibelli is the managing member of CCM and is also the managing member of Cibelli Research & Management, LLC (“CRM”), the general partner of Marathon Focus Fund, LP and Marathon Offshore, Ltd., and may be deemed to beneficially own 1,065,691 shares held by such funds and the separate managed accounts for which he serves as portfolio manager through his position in CCM and/or CRM. According to the Schedule 13D/A, Mr. Cibelli is also the beneficial owner of the shares held in his personal accounts and in the accounts of his family members as follows: Mario Cibelli C/F S. Cibelli UTMA: 600 shares; Mario Cibelli C/F G. Cibelli UTMA: 400 shares; Mario Cibelli C/F L. Cibelli UTMA: 100 shares; Mario Cibelli IRA: 300 shares; C. Cibelli IRA: 250 shares; Mario Cibelli Simple IRA: 1,000 shares. Mr. Cibelli’s address is c/o Cibelli Capital Management, LLC, 52 Vanderbilt Avenue, 4th Floor, New York, New York, 10017.

(17)   Pursuant to a Schedule 13G/A filed with the SEC on February 23, 2006, LaGrange Capital Partners, LP reported that it beneficially owns 972,620 shares, LaGrange Capital Partners Offshore Fund, Ltd. reported that it beneficially owns 211,364 shares, LaGrange Capital Administration, LLC reported that it beneficially owns 1,183,984 shares, and Frank LaGrange Johnson reported that he beneficially owns 1,199,545 shares. According to the Schedule 13G/A, the general partner of LaGrange Capital Partners, LP is LaGrange Capital Management, LLC; the investment manager of LaGrange Capital Partners Offshore Fund, Ltd. is LaGrange Capital Administration, LLC; and Frank LaGrange Johnson is the sole member of the LaGrange Capital Management, LLC and LaGrange Capital Administration, LLC. According to the Schedule 13G/A, the 1,199,545 shares includes 14,161 shares held by Mr. Johnson in an individual retirement account and a personal trading account and 1,400 shares owned by Mr. Johnson’s wife. Mr. Johnson disclaims any beneficial ownership of shares of common stock owned by his wife. The address for Mr. LaGrange is 1270 Avenue of the Americas, Suite 2200, New York, New York, 10020.

EXECUTIVE COMPENSATION AND OTHER MATTERS

General

Our executive officers are elected by and serve at the discretion of the Board. Each of our executive officers has entered into an employment agreement with us. See “Employment Agreements.” The following table sets forth information concerning the compensation earned for the last three fiscal years by our chief executive officer and our other four most highly compensated executive officers (collectively, the “Named Executives”).

Summary Compensation Table

	Annual Compensation						Long Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus		Other Annual Compensation		Restricted Stock Awards		Securities Underlying Options	All Other Compensation
Jonathan C. Coon	2005	$209,875	$—		$26,476	(a)	—		—	$17,099	(b)
Chief Executive Officer	2004	207,517	20,000		23,671	(a)	—		1,700	14,869	(c)
	2003	196,217	18,096		20,272	(a)	—		1,700	13,238	(d)
Brian W. Bethers(e)	2005	309,167	90,038			(h)	—		—	16,726	(b)
President	2004	228,125	193,029			(h)	—		1,262	13,366	(c)
	2003	107,452	84,623	(f)	106,233	(g)	—		85,000	3,666	(d)
Kevin K. McCallum	2005	218,408	59,813			(h)	—		—	16,585	(b)
Senior Vice President,	2004	199,950	55,280			(h)	—		1,778	14,438	(c)
Marketing and Operations	2003	188,603	38,263			(h)	—		1,778	13,155	(d)
Graham D. Mullis	2005	337,841	—			(h)	—		—	35,698	(b)
President of ClearLab	2004	339,993	67,500			(h)	—		20,000	36,706	(c)
	2003	313,861	24,248			(h)	—		—	30,329	(d)
R. Joe Zeidner	2005	197,692	147,178			(h)	—		—	15,025	(b)
General Counsel and Chief	2004	171,483	97,204			(h)	—		1,778	12,777	(c)
Legal Officer	2003	161,733	183,450			(h)	$149,925	(i)	1,778	11,602	(d)

(a)              For 2005, 2004 and 2003, includes a $6,000 car allowance for Mr. Coon and also includes $12,000 for the cost of domestic services paid by the Company on behalf of Mr. Coon plus the related taxes owed by Mr. Coon on the perquisite.

(b)             Reflects payments made by the Company on behalf of the Named Executives in 2005 as follows: $9,678, $9,154, $9,154, $7,660 and $9,154 for health insurance for Mr. Coon, Mr. Bethers, Mr. McCallum, Mr. Mullis and Mr. Zeidner, respectively; $206, $281, $211, $2,579 and $189 for term life insurance for Mr. Coon, Mr. Bethers, Mr. McCallum, Mr. Mullis and Mr. Zeidner, respectively; $214, $291, $219, $5,487 and $196 for long term disability insurance for Mr. Coon, Mr. Bethers, Mr. McCallum, Mr. Mullis and Mr. Zeidner, respectively; $7,000, $7,000, $7,001 and $5,486 for Company contributions to the 401(k) plan of Mr. Coon, Mr. Bethers, Mr. McCallum and Mr. Zeidner’s 401(k) plan, respectively; and $19,972 for Company contributions to Mr. Mullis’ approved personal pension plan nominated by Mr. Mullis.

(c)              Reflects payments made by the Company on behalf of the Named Executives in 2004 as follows: $7,955, $7,540, $7,540, $8,797 and $7,540 for health insurance for Mr. Coon, Mr. Bethers, Mr. McCallum, Mr. Mullis and Mr. Zeidner, respectively; $203, $222, $196, $2,375 and $168 for term life insurance for Mr. Coon, Mr. Bethers, Mr. McCallum, Mr. Mullis and Mr. Zeidner, respectively; $211, $229, $203, $6,290 and $174 for long term disability insurance for Mr. Coon, Mr. Bethers, Mr. McCallum, Mr. Mullis and Mr. Zeidner, respectively; $6,500, $5,375, $6,500 and $4,896 for Company contributions to the 401(k) plan of Mr. Coon, Mr. Bethers, Mr. McCallum and Mr. Zeidner’s 401(k) plan, respectively; and $19,244 for Company contributions to Mr. Mullis’ approved personal pension plan nominated by Mr. Mullis.

(d)             Reflects payments made by the Company on behalf of the Named Executives in 2003 as follows: $6,846, $3,160, $6,780, $2,868 and $6,780 for health insurance for Mr. Coon, Mr. Bethers, Mr. McCallum, Mr. Mullis and Mr. Zeidner, respectively; $192, $102, $184, $1,938 and $158 for term life insurance for Mr. Coon, Mr. Bethers, Mr. McCallum, Mr. Mullis and Mr. Zeidner, respectively; $199, $105, $191, $5,122 and $164 for long term disability insurance for Mr. Coon, Mr. Bethers, Mr. McCallum, Mr. Mullis and Mr. Zeidner, respectively; $6,000 each for Company contributions to the 401(k) plan of Mr. Coon and Mr. McCallum’s 401(k) plan;  $4,500 for Company contributions to Mr. Zeidner’s 401(k) plan; and $20,401 for Company contributions to Mr. Mullis’ approved personal pension plan nominated by Mr. Mullis.

(e)              Mr. Bethers joined us in July 2003.

(f)               Includes a $35,000 relocation bonus.

(g)              Includes a $100,000 reimbursement of relocation expenses incurred by Mr. Bethers.

(h)             None of the perquisites and other benefits paid exceeded the lesser of $50,000 or 10% of the total annual salary and bonus received by such Named Executives.

(i)                As of December 31, 2005, 754 shares of restricted stock, with a value of $8,821, were vested and held by Mr. Zeidner. We do not pay dividends on any shares held by stockholders.

Option and Restricted Stock Grants in Last Fiscal Year

No stock options or shares of restricted stock were granted to the Named Executives during our last fiscal year.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

The following table sets forth information on options exercised in fiscal 2005 by the Named Executives and the value of such officers’ options at the end of fiscal 2005:

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money Options at
	Acquired on	Value	Options at Fiscal Year-End (#)		Fiscal Year-End ($)(a)
Name	Exercise (#)	Realized ($)	Unexercisable	Exercisable	Unexercisable	Exercisable
Jonathan C. Coon	—	—	2,925	26,275	$—	$56,896
Brian W. Bethers	—	—	43,447	42,815	—	—
Kevin K. McCallum	—	—	2,823	97,133	—	—
Graham D. Mullis	—	—	20,000	20,000	—	—
R. Joe Zeidner	—	—	7,823	42,133	—	—

(a)           Based upon a fair market value of the common stock at December 30, 2005 of $11.70 per share.

Employment Agreements

Effective March 30, 2006, we entered into an employment agreement with Mr. Coon to replace his existing agreement. The employment agreement has an initial term of five years, with a two year automatic extension (unless terminated by either party upon notice given at least 180 days prior to the expiration of the then current term), and provides that Mr. Coon will serve as our Chief Executive Officer. Pursuant to his employment agreement, Mr. Coon receives (1) an annual base salary equal to at least $210,000 (subject to annual review and adjustment from time to time), (2) an annual bonus of up to 100% of his annual base salary (based on the achievement of a combination of personal performance objectives and our overall financial performance) and (3) certain fringe benefits.

Effective March 30, 2006, we entered into an employment agreement with Mr. Bethers to replace his existing agreement. The employment agreement has an initial term of five years, with a two year automatic extension (unless terminated by either party upon notice given at least 180 days prior to the expiration of the then current term), and provides that Mr. Bethers will serve as our President. Pursuant to his employment agreement, Mr. Bethers receives (1) an annual base salary equal to at least $310,000 (subject to annual review and adjustment from time to time), (2) an annual bonus of up to 100% of his annual base salary (based on the achievement of a combination of personal performance objectives and our overall financial performance) and (3) certain fringe benefits.

Effective March 30, 2006, we entered into an employment agreement with Mr. McCallum to renew his expired agreement. The employment agreement has an initial term of five years, with a two year automatic extension (unless terminated by either party upon notice given at least 180 days prior to the expiration of the then current term), and provides that Mr. McCallum will serve as our Senior Vice President of Marketing and Operations. Pursuant to his employment agreement, Mr. McCallum receives (1) an annual base salary equal to at least $220,000 (subject to annual review and adjustment from time to time), (2) an annual bonus of up to 60% of his annual base salary (based on the achievement of a combination of personal performance objectives and our overall financial performance) and (3) certain fringe benefits.

Effective March 30, 2006, we entered into an employment agreement with Mr. Zeidner to renew his expired agreement. The employment agreement has an initial term of five years, with a two year automatic extension (unless terminated by either party upon notice given at least 180 days prior to the expiration of the then current term), and provides that Mr. Zeidner will serve as our General Counsel and Chief Legal Officer. Pursuant to his employment agreement, Mr. Zeidner receives (1) an annual base salary equal to at least $200,000 (subject to annual review and adjustment from time to time), (2) an annual bonus of up to 60% of his annual base salary (based on the achievement of a combination of personal performance objectives and our overall financial performance) and (3) certain fringe benefits.

We entered into an employment agreement with Mr. Mullis on December 1, 2002. Mr. Mullis’ employment agreement provides that he will serve as the President of our International Division. Pursuant to his employment agreement, Mr. Mullis is entitled to receive (1) annual base salary equal to at least 175,000 GBP, (2) an annual bonus of up to 60% of his annual base salary (upon our achievement of certain operating targets) and (3) certain fringe benefits. If Mr. Mullis’ employment is terminated for any reason prior to the termination of his agreement other than for Cause (as defined therein), or he resigns based on our uncured material breach of the agreement, Mr. Mullis will be entitled to receive 85% of his base salary and health and disability benefits for 12 months following such termination in addition to 50% of his bonus for the year in which his employment was terminated if the termination is during the first six months of the year or 100% if such termination was during the last six months of the year. The employment agreement also provides that Mr. Mullis will not compete with us for a period of one year following his termination of employment and will not disclose any confidential information at any time without our prior written consent.

Messrs. Coon, Bethers, McCallum, Zeidner and Mullis are eligible to participate in our long-term incentive plan, under the terms of which each executive received grants of both time-vesting and performance-vesting shares of our common stock. The time vesting stock will vest over approximately five years, and the performance vesting stock will vest upon our achievement of certain performance goals.

Messrs. Coon’s, Bethers’, McCallum’s and Zeidner’s employment agreements provide that they will receive severance payments in the event of their termination of employment by us (other than a termination for “cause”) or by each executive with “good reason.” These severance payments include continuation of the annual base salary for one year from the date of termination of employment and a pro-rata bonus for the year in which such termination occurred. In addition, Messrs. McCallum and Zeidner will also receive similar severance and bonus payments upon a voluntary termination of their employment if we do not achieve certain operational milestones and performance goals within a specified time period.

If payments made under the employment agreements with Messrs. Coon, Bethers, McCallum and Zeidner (or any other plans or agreements) are subject to excise tax under the provisions of Section 4999 of the Internal Revenue Code, the employment agreements provide that we will pay each executive an additional amount such that the amount retained by each executive would equal the net amount of payments which would have been received by the executive absent application of the excise tax.

Each of Messrs. Coon, Bethers, McCallum and Zeidner, have also agreed that during his employment with us and for two years following the termination of his employment (the “Noncompete Period”), he will not engage in any activity that competes with our business within any geographical areas in which we do or plan to do business. Each executive also agree that during the Noncompete Period he will not directly or indirectly induce any of our employees, representative or agents to terminate their employment or other relationships with us.

Equity Compensation Plans

The following table sets forth equity compensation plan information at the end of fiscal 2005:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plansapproved by security holders	1,112,366	$22.72	711,061
Equity compensation plans not approved by security holders	130,611	$5.44	None
Total	1,242,977	$20.90	711,061

Prior to the establishment of our Incentive Plan, we issued nonqualified stock options to various key employees, a consultant and a director. As of the end of fiscal 2005, options to purchase an aggregate of 130,611 shares of common stock, at exercise prices ranging from $1.61 to $5.50 per share, were outstanding. All of these options are fully vested and expire not later than the tenth anniversary of the grant date.

Report of the Compensation Committee on Executive Compensation

This Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporated this information by reference, and shall not otherwise be deemed filed under such Acts.

The Compensation Committee is currently comprised of Messrs. Butler, Knight and Key. The Compensation Committee operates under a written charter, a copy of which can be found on our website located at www.1800contacts.com. The Compensation Committee reviews the recommendations of the Chief Executive Officer on the compensation levels of all other officers, reviews and approves changes to the Company’s compensation policies and practices and administers the Amended and Restated 2004 Stock Incentive Plan (the “Plan”).

The Compensation Committee has the authority to engage the services of outside advisers, experts and others to assist the Compensation Committee in fulfilling its duties and responsibilities. In connection with the Compensation Committee’s deliberations for 2006 compensation, the Compensation Committee directly selected and retained an independent compensation consulting firm and independent outside legal counsel to advise the Compensation Committee. The Compensation Committee received from the independent compensation consulting firm a comprehensive benchmarking analysis regarding base salary and total compensation levels of the executives at selected peer companies of comparable size in the same or related industries or with similar business models. The Compensation Committee believes that the use of an independent consultant provides additional assurance that our programs are reasonable and consistent with the Company’s objectives.

Compensation Philosophy and Review

The Company’s general compensation philosophy serves three principal purposes:

1.                to attract and retain qualified executives who will add to the Company’s long-term success;

2.                to link executive compensation to the achievement of the Company’s operational and strategic objectives; and

3.                to link executive compensation with each executive’s performance, level of responsibility and overall contribution to the Company’s success.

In making recommendations to the full Board concerning adjustments to compensation levels, the Compensation Committee intends to consider the Company’s financial condition and operational performance during the prior year. The Compensation Committee expects the Company’s executive compensation program to consist of three principal components: (1) base salary, (2) annual bonus and (3) long-term equity incentives. Set forth below is a discussion as to how the compensation for each of the Company’s executive officers was determined.

Base Salary.   In March 2006, the Compensation Committee recommended to the Board, and the Board approved, new employment agreements, for Messrs. Coon, Bethers, McCallum and Zeidner. The new employment agreements did not include an increase in the base salaries for these executives. The previous base salaries for Messrs. Coon, Bethers, McCallum, Mullis and Zeidner were established by the Compensation Committee in 2004. See “Executive Compensation and Other Matters—Employment Agreements.” The total of base salary and bonus for each of these executives was  maintained in order to keep such compensation arrangements in line with market conditions and to incentivize such executives to achieve the Company’s corporate performance goals and strong overall financial performance. Overall, Messrs. Coon, Bethers and Mullis received a decrease in total cash compensation in 2005 as compared to 2004, while Messrs. McCallum and Zeidner received an increase in total cash compensation in 2005 of approximately 9% and 28%, respectively, as compared to 2004.

Annual Bonus.   Messrs. Coon, Bethers, McCallum, Mullis and Zeidner are entitled to receive an annual bonus based on the Company’s achievement of a combination of personal performance objectives and the Company’s overall financial performance, which have been approved by the full Board and the achievement of which must be certified by the Compensation Committee. The amount of bonus that such executive officer is eligible to earn is also established by the Board, which is subject to increase based on achievement beyond targeted levels. In general, the targeted operating results are determined based upon net sales and operating income. For the most part, executive officers substantially achieved their individual performance objectives and were awarded bonuses accordingly.

Long-Term Equity Incentives.   The long-term equity incentive currently utilized by the Compensation Committee is restricted stock grants. The Compensation Committee believes that restricted stock grants are an effective incentive for management to create value for our stockholders since the ultimate value of the restricted stock bears direct relationship to the market price of the common stock. Executive officers receive one-time grants of both time-vesting and performance-vesting shares of the Company’s common stock. The time-vesting stock will vest over approximately five years, and the performance-vesting stock will vest upon the Company’s achievement of certain performance goals. Both the time-vesting shares and the performance-vesting shares are subject to various change in control provisions involving the Company and its subsidiaries that may result in the accelerated vesting of some or all of the shares that are unvested at the time of the change in control.

The overall level of grants made to the executives is based on an assessment of their impact on the Company’s results. In March 2006, the Compensation Committee recommended, and the full Board approved, the grant to Messrs. Bethers, McCallum, Mullis and Zeidner of an aggregate of 300,000 restricted shares of common stock, or 46% of the restricted shares granted in 2006 as part of the Plan. As of April 4, 2006, 689,115 shares of restricted stock and options to purchase an aggregate of 1,213,322 shares of common stock were outstanding under the Plan and options to purchase an aggregate of 130,611 shares of common stock were outstanding from options granted prior to the establishment of the Plan.

CEO Compensation.   The Committee establishes the Chief Executive Officer’s base salary based upon the same criteria and review process that it uses for the establishment of the base salaries of the other executives of the Company. In early 2006, the Compensation Committee reviewed Mr. Coon’s performance against his performance goals established in 2005. In addition to a review of the Company’s financial and operational performance during fiscal 2005, the Compensation Committee specifically considered the Company’s failure to achieve certain business goals and objectives. Based on these factors, Mr. Coon offered to waive his bonus for 2005 and any salary increase for 2006. After due consideration, the Compensation Committee accepted Mr. Coon’s offer and, consequently, did not increase Mr. Coon’s base salary for 2006 and did not award Mr. Coon any of his 2005 bonus potential.

The foregoing report has been approved by all members of the Compensation Committee.

E. Dean Butler (Chairman)
Bradley T. Knight
Stephen L. Key

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is composed of three directors appointed by the Board, each of whom is independent under applicable NASD listing rules. No member of the Compensation Committee (i) was, during our last fiscal year, an officer or employee of us or any of our subsidiaries; (ii) was formerly an officer of us or any of our subsidiaries; or (iii) had any relationship requiring disclosure under Item 404 of Regulation S-K. The Compensation Committee operates under a written charter adopted by the Board in fiscal 2001, as amended and restated in 2003 and amended during 2006. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executives serving on our Compensation Committee.

Certain Relationships and Related Transactions

Each of our directors and executive officers have indemnification agreements with the Company.

During fiscal year 2005, the law firm of Patton Boggs LLP provided legal services to the Company. Mr. Boggs, a member of our Board, is a partner of that law firm.

During fiscal year 2005, the law firm of Munger, Tolles & Olson LLP provided legal services to the Company. Mr. Vincent, a member of our Board, is a partner of that law firm.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers, directors and persons who beneficially own more than ten percent of our common stock to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (“SEC”). Officers, directors and greater than ten percent beneficial owners also are required by rules promulgated by the SEC to furnish us with copies of all Section 16(a) forms they file.

Except as set forth below, we believe that during our last fiscal year, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with. Mr. Stephen Key joined our Board on July 28, 2005. Mr. Robert Main joined us as our Senior Vice President of Professional Network in August 2005. Forms 3 were filed on behalf of Messrs. Key and Main on March 29, 2006.

Corporate Governance

Our policies and practices reflect corporate governance initiatives that are compliant with the listing requirements of Nasdaq and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

•       The Board has adopted clear corporate governance policies;

•       A majority of the board members are independent of the Company and our management;

•       All members of the key board committees—the Audit Committee, the Compensation Committee and the Governance and Nominating Committee—are independent;

•       The independent members of the Board  meet regularly without the presence of management;

•       We have a clear code of business conduct and corporate governance that is monitored by our legal department and is distributed to all employees and annually affirmed by our management;

•       The charters of the Board committees clearly establish their respective roles and responsibilities;

•       The Audit Committee has procedures in place for the anonymous submission of employee complaints on accounting, internal controls or auditing matters; we have adopted a code of ethics that applies generally to all employees and specifically to our principal executive officer and all members of our finance department, including the principal financial officer and principal accounting officer; and

•       Our finance department maintains critical oversight over the key areas of our business and financial processes and controls and reports directly to the  Audit Committee.

Report of the Audit Committee of the Board of Directors

This Audit Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not be deemed filed under the Acts.

The Audit Committee is composed of three directors appointed by the Board, each of whom is independent under applicable law and the rules of the SEC for audit committee membership and NASD listing standards. The Audit Committee operates under a written charter, a copy of which can be found on our website located at www.1800contacts.com. The Audit Committee recommends to the Board of Directors the selection of our independent auditors.

Management is responsible for the Company’s internal accounting and financial controls, the financial reporting process and compliance with the Company’s legal and ethics programs. The Company’s independent auditor, KPMG LLP, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuance of a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and report its findings to the full Board.

In this context, the Audit Committee has met and held discussions both separately and jointly with each of management and KPMG LLP to review and discuss our audited financial statements. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee also discussed with KPMG LLP matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

KPMG LLP also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discussed with the independent auditors their independence, including a review of both audit and non-audit fees and considered the compatibility of non-audit services with KPMG LLP’s independence.

Based on the Audit Committee’s discussion with management and the independent auditors, its review of the representations of management and the report of the independent auditors, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

Stephen L. Key (Chairman)
E. Dean Butler
Bradley T. Knight

PERFORMANCE GRAPH

The following graph compares our cumulative total stockholder return since December 30, 2000 with the Russell 2000 Index and a peer group index composed of other optical retail companies and a non-optical retail company with similar business models (Peer Group). The graph assumes that the value of the investment in our common stock and each index (including reinvestment of dividends) was $100.00 on December 30, 2000.

	Dec 30, 2000	Dec 29, 2001	Dec 28, 2002	Jan 3, 2004	Jan 1, 2005	Dec 31, 2005
1-800 CONTACTS	$100.00	$44.02	$94.85	$73.36	$76.86	$40.87
Russell 2000 Index	$100.00	$121.26	$117.59	$121.78	$96.08	$174.58
Peer Group Index(1)	$100.00	$305.13	$177.36	$370.01	$253.75	$225.95

(1)          This peer group is comprised of the following companies: 1-800-Flowers.com, Inc., drugstore.com, inc., Emerging Vision, Inc. and Coastal Contacts, Inc. The total return for each member of this peer group has been weighted according to each member’s stock market capitalization.

SUBMISSION OF STOCKHOLDERS’ PROPOSALS AND ADDITIONAL INFORMATION

Proposals of stockholders intended to be eligible for inclusion in our proxy statement and proxy card relating to the 2007 annual meeting of stockholders of 1-800 CONTACTS must be received by us on or before the close of business December 15, 2006. Such proposals should be submitted by certified mail, return receipt requested.

The by-laws provide that a stockholder wishing to present a nomination for election of a director or to bring any other matter before an annual meeting of stockholders must give written notice to our Corporate Secretary not less than 60 days nor more than 90 days prior to the first anniversary of the previous year’s annual meeting (provided that in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the stockholders must be received no later than the close of business on the tenth day of the public announcement of such meeting) and that such notice must meet certain other requirements, including, with respect to director nominees, it must include all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected). As a result, stockholders who intend to present a proposal at the 2007 annual meeting without inclusion of such proposal in our proxy materials are required to provide notice of such proposal no earlier than February 19, 2007 nor later than March 20, 2007 (assuming the date of next year’s annual meeting is not changed by more than 30 days). Our proxy related to the 2007 annual meeting will give discretionary voting authority to the proxy holders to vote with respect to any such proposal that we receive after such date or any proposal received prior to that date if we advise stockholders in our 2007 proxy statement about the nature of the matter and how management intends to vote on such matter. Any stockholder interested in making such a nomination or proposal should request a copy of the provisions of the by-laws from the Secretary of the Company.

We will furnish without charge to each person whose proxy is being solicited, upon written request of any such person, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as filed with the Commission, including the financial statements and schedules thereto. Requests for copies of such Annual Report on Form 10-K should be directed to Robert G. Hunter, Chief Financial Officer, 1-800 CONTACTS, INC., 66 East Wadsworth Park Drive, Draper, Utah 84020.

COMMUNICATIONS WITH DIRECTORS

Stockholders and other interested parties may contact any of our directors, a committee of the Board, the Board’s non-employee directors as a group or the Board generally, by writing to them at 1-800 CONTACTS, INC., 66 East Wadsworth Park Drive, Draper, Utah 84020, Attention: Corporate Secretary.

The Governance and Nominating Committee has approved a process for handling letters received by us and addressed to any of our directors, a committee of the Board, the Board’s non-employee directors as a group or the Board generally. Under that process, the Secretary reviews all such correspondence and regularly forwards to the directors a summary of all such correspondence, together with copies of all such correspondence that, in the opinion of the Secretary, deal with functions of the Board or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by us that is addressed to members of the Board and request copies of such correspondence.

OTHER MATTERS

We will bear the costs of soliciting proxies from our stockholders. In addition to the use of the mail, our directors, officers and employees may solicit proxies by personal interview, telephone or telegram. Such directors, officers and employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of common stock held of record by such persons, and we will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

The directors know of no other matters which are likely to be brought before the annual meeting, but if any such matters properly come before the meeting the persons named in the enclosed proxy, or their substitutes, will vote the proxy in accordance with their best judgment.

By Order of the Board of Directors

R. Joe Zeidner
April 14, 2006	Secretary

IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

Appendix A

1-800 CONTACTS, INC.
AUDIT COMMITTEE CHARTER

As part of the commitment of 1-800 CONTACTS, INC. (the “Company”) and the Company’s Board of Directors (the “Board”) to good governance practices, the Audit Committee of the Board regularly reviews its charter and recommends to the Board changes to the charter. The Board adopted changes to the charter in October 2003, in part to take into account the adoption of the Sarbanes-Oxley Act of 2002. This version of the charter was approved and adopted by the Board on January 11, 2006.

ROLE

The Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company, and such other duties as directed by the Board. The Committee’s role includes a particular focus on the qualitative aspects of financial reporting to shareholders, the Company’s processes to manage business and financial risk and compliance with significant applicable legal, ethical and regulatory requirements. The Committee is directly responsible for the appointment, compensation and oversight of the independent auditor engaged to prepare or issue an audit report on the financial statements of the Company. The Committee is also responsible to ensure the independence of the independent auditor and to establish procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

MEMBERSHIP

The membership of the Committee consists of at least three directors, all of whom shall meet the independence requirements established by the Board and applicable laws, regulations and listing requirements. Each member shall in the judgment of the Board have the ability to read and understand fundamental financial statements. At least one member of the Committee shall in the judgment of the Board be an “audit committee financial expert” as defined by the rules and regulations of the Securities and Exchange Commission, and at least one member (who may also serve as the audit committee financial expert) shall in the judgment of the Board meet the financial sophistication standard as defined by the requirements of the Nasdaq Stock Market, Inc. Each member shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment. The chairperson shall be appointed by the full Board. Two members of the committee shall constitute a quorum, and a quorum of Committee members present or participating in a meeting is required for the Committee to conduct business or provide necessary approvals.

COMMUNICATIONS/REPORTING

The independent public accounting firm shall report directly to the Committee. The Committee is expected to maintain free and open communication with the independent public accounting firm and the Company’s management. This communication shall include private executive sessions, at least annually, with each of these parties. The Committee will cause adequate minutes of all its proceedings to be kept, and the Committee chairperson shall report on Audit Committee activities to the full Board.

EDUCATION

The Company is responsible for providing the Committee with educational resources related to accounting principles and procedures, current accounting topics pertinent to the Company and other material as may be requested by the Committee. The Company shall assist the Committee in maintaining appropriate financial literacy.

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AUTHORITY

The Committee will have the resources and authority necessary to discharge its duties and responsibilities. The Committee has sole authority to retain and terminate outside counsel or other experts or consultants, as it deems appropriate, including sole authority to approve the firms’ fees and other retention terms. The Committee will be provided with appropriate funding by the Company, as the Committee determines, for the payment of compensation to the Company’s independent auditor, outside counsel and other advisors as it deems appropriate, and ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention. The Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Committee.

RESPONSIBILITIES

The Committee’s specific responsibilities in carrying out its oversight role are delineated in the Audit Committee Responsibilities Checklist. The responsibilities checklist will be reviewed annually and updated as needed to reflect changes in regulatory requirements, authoritative guidance and evolving oversight practices. As the compendium of Committee responsibilities, the most recently updated responsibilities checklist will be considered to be an addendum to this charter.

The Committee relies on the expertise and knowledge of the Company’s management and the independent public accounting firm in carrying out its oversight responsibilities. Management of the Company is responsible for determining the Company’s financial statements are complete, accurate and in accordance with generally accepted accounting principles. The independent public accounting firm is responsible for auditing the Company’s financial statements. It is not the duty of the Committee to plan or conduct audits, to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles, to conduct investigations or to assure compliance with laws and regulations or the Company’s internal policies, procedures and controls.

Adopted by the Board of Directors on January 11, 2006.

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Appendix B

1-800 CONTACTS, INC.
COMPENSATION COMMITTEE CHARTER

I.                   Purpose

The Compensation Committee is appointed by the Board of Directors of the Company (the “Board”) to discharge the Board’s responsibilities relating to compensation of the Company’s directors and officers. The Committee has overall responsibility for approving and evaluating the director and officer compensation plans, policies and programs.

The Compensation Committee is also responsible for producing an annual report on executive compensation for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations.

II.              Membership and Independence

The Compensation Committee shall consist of at least three members composed entirely of “independent” directors. The members of the Compensation Committee shall meet the independence requirements as set forth under the applicable rules and regulations of the Securities and Exchange Commission and the applicable rules and regulations of NASDAQ. In order to preserve the independence of the Compensation Committee, the director’s fees shall be the only compensation that a Compensation Committee member may receive from the Company. A Compensation Committee member may receive his or her fee in cash and/or company stock or options or other in-kind consideration ordinarily available to directors, as well as all the regular benefits that other directors receive.

III.         Committee Membership Appointment and Removal

Members of the Compensation Committee shall be appointed by the Board. Compensation Committee members may be replaced by the Board. The Chair of the Compensation Committee, who shall be appointed by the Board, shall be responsible for leadership of the Compensation Committee, including preparing agendas for and presiding over meetings, assuring the taking of and publishing of minutes, making Compensation Committee assignments and reporting to the Board. The Chair will also maintain regular liaison with the Chief Executive Officer, the Chief Financial Officer, the General Counsel and the Director of Human Resources of the Company.

IV. Committee Structure and Operations

With Board approval, the Compensation Committee may form and delegate authority to subcommittees when appropriate, provided that the subcommittees are composed entirely of independent directors.

The Compensation Committee shall meet as often as it determines, but not less frequently than annually. Attendance of two members at a meeting of the Compensation Committee is required to establish a quorum. The affirmative vote of two members of the Compensation Committee is required to bind the Compensation Committee.

V. Committee Authority and Responsibilities

A.    The Compensation Committee shall have the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of director, CEO or senior executive compensation and shall have sole authority to approve the consultant’s fees and other retention terms. The

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Compensation Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

B.     The Compensation Committee shall annually review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of those goals and objectives and recommend to the Board the CEO’s compensation levels based on this evaluation. In determining the long-term incentive component of CEO compensation, the Compensation Committee will consider the Company’s performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies and the awards given to the CEO in past years.

C.     The Compensation Committee shall annually review and make recommendations to the Board with respect to the compensation of all directors, officers and other key executives, including incentive-compensation plans and equity-based plans.

D.    The Compensation Committee shall produce an annual report on executive compensation for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations.

E.     The Compensation Committee shall annually review and approve, for the CEO and the senior executives of the Company,

•        the annual base salary level,

•        the annual incentive opportunity level,

•        the long-term incentive opportunity level,

•        employment agreements, severance arrangements and change in control agreements/provisions, in each case as, when and if appropriate, and

•        any special or supplemental benefits.

F.     The Compensation Committee shall make regular reports to the Board.

G.    The Compensation Committee shall regularly review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval. The Compensation Committee shall regularly review its own performance.

Adopted by the Board of Directors on March 3, 2006.

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Appendix C

1-800 CONTACTS, INC.
GOVERNANCE AND NOMINATING COMMITTEE CHARTER

Purpose

The primary purposes of the Governance and Nominating Committee (the “Committee”) of the Board of Directors (the “Board”) of 1-800 Contacts, Inc. (the “Company”) are to provide assistance to the Board, the Chairman and the CEO in the areas of membership selection, committee selection and rotation practices; evaluate the overall effectiveness of the Board; review and consider developments in corporate governance practices; and develop and recommend to the Board a set of effective corporate governance policies, procedures and principles applicable to the Company.

Committee Membership

The Committee will be composed of at least three (3) directors, each of whom satisfy the definition of “independent” under the applicable rules and regulations of the Securities and Exchange Commission and the applicable listing standards of The Nasdaq Stock Market (“Nasdaq”). The Committee members will be appointed by the Board and may be removed by the Board in its discretion. The Committee shall have the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate, provided the subcommittees are composed entirely of independent directors.

Meetings

The Committee will meet a minimum of twice per year and more frequently as its members deem necessary to perform the Committee’s responsibilities, assuring the taking of and publishing of minutes. Attendance of two (2) members at a meeting of the Committee is required to establish a quorum. The affirmative vote of two (2) members of the Committee is required to bind the Committee.

Committee Responsibilities and Authority

The Committee will make regular reports to the Board and will propose any necessary action to the Board. The Committee will review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval. The Committee will annually evaluate the Committee’s own performance.

The Committee, to the extent it deems necessary or appropriate, will

•       identify individuals qualified to become members of the Board;

•       select, or recommend to the Board, director nominees to be presented for shareholder approval at the annual meeting;

•       select, or recommend to the Board, director nominees to fill vacancies on the Board as necessary;

•       make recommendations to the Board regarding the size and composition of the Board and develop and recommend to the Board criteria (such as, independence, experience relevant to the needs of the Company, leadership qualities, diversity and ability to represent the shareholders) for the selection of individuals to be considered as candidates for election to the Board;

•       develop and recommend to the Board for approval a set of corporate governance principles applicable to the Company and review such guidelines at least annually and recommend changes as necessary;

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•       oversee the evaluation of the Board and its committees, which may include developing and recommending an annual self-evaluation process;

•       oversee the evaluation of management and management succession plans;

•       approve director nominations to be presented for shareholder approval at the annual meeting and to fill any vacancies;

•       screen and recommend to the Board nominees for election as directors of the Corporation, including nominees recommended by shareowners of the Corporation, and consider the performance of incumbent directors in determining whether to nominate them to stand for reelection at the next annual meeting of the shareowners;

•       establish criteria for selecting nominees for director, which may include:

•        Experience:

•       high-level leadership experience in business or administrative activities with public companies;

•       relevant ongoing business, governance or administrative activities;

•       specialized expertise in relevant industries;

•       breadth of knowledge about issues affecting the Corporation; and

•       ability and willingness to contribute special competencies to Board activities.

•        Personal attributes:

•       unquestioned personal integrity;

•       loyalty to the Corporation and concern for its success and welfare, courage to criticize, application of sound business ethics and independent judgment;

•       awareness of a directors’ vital part in the Corporation’s good corporate citizenship and the corporate image;

•       time available for meetings and consultation on Corporation matters;

•       independence and the absence of conflict of interests;

•       wide contacts with business and political leaders; and

•       willingness to assume responsibility on behalf of all shareowners to oversee the management of the enterprise.

The Committee will have the authority, to the extent it deems necessary or appropriate, to retain a search firm to be used to identify director candidates. The Committee shall have sole authority to retain and terminate any such search firm, including sole authority to approve the firm’s fees and other retention terms. The Committee shall also have authority, to the extent it deems necessary or appropriate, to retain other advisors. The Company will provide for appropriate funding, as determined by the Committee, for payment of compensation to any search firm or other advisors employed by the Committee.

Adopted by the Board of Directors on March 3, 2006.

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ANNUAL MEETING OF STOCKHOLDERS OF

1-800 CONTACTS, INC.

May 19, 2006

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

   Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS.			2. Proposal to ratify the selection of KPMG LLP as independent registered public accounting firm for the fiscal year 2006.	FOR ☐	AGAINST ☐	ABSTAIN ☐
NOMINEES:
☐	FOR ALL NOMINEES	E. Dean Butler Stephen L. Key

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES		3. Upon or in connection with the transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.	☐	☐	☐

☐	FOR ALL EXCEPT (See instructions below)
This proxy will be voted as specified, and ,unless otherwise specified, this proxy will be voted FOR the election as directors of all nominees and FOR Proposals 2 and 3.

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder		Date:	Signature of Stockholder		Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

1-800 CONTACTS, INC.

Proxy Solicited on Behalf of the Board of Directors of the Company for Annual Meeting
MAY 19, 2006

The undersigned hereby constitutes and appoints Jonathan C. Coon and R. Joe Zeidner, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders to be held at the executive offices of 1-800 CONTACTS, INC., 66 E. Wadsworth Park Drive, Draper, Utah 84020, on Friday, May 19, 2006, and at any adjournment or postponement thereof, on all matters coming before said meeting.

You are encouraged to specify your choice by marking the appropriate box, SEE REVERSE SIDE, but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations.  The Proxies cannot vote your shares unless you sign and return this card.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

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